EXHIBIT 8.1

List of Subsidiaries
The following entities are included in the Group consolidated financial statements as subsidiaries or joint ventures at December 31, 2018.

As at Dec 31, 2018
Shareholding
Orion Engineered Carbons S.A., Luxembourg
Controlled entities
Orion Engineered Carbons LLC USA, Kingwood, USA (Principal Executive Office)	100%
Orion Engineered Carbons Holdings GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons Bondco GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons International GmbH, Frankfurt am Main, Germany	100%
Kinove Italian Bidco S.r. l., Ravenna, Italy	100%
Orion Engineered Carbons France Holdco SAS, Paris, France*	100%
Blackstar Engineered Carbons Portugal Holdco, Unipessoal, Lda., Sines, Portugal*	100%
Orion Engineered Carbons USA Holdco, LLC, Kingwood, USA	100%
Orion Engineered Carbons Korea Co. Ltd., Bupyeong-gu, South Korea	100%
Norcarb Engineered Carbons Sweden HoldCo AB, Malmö, Sweden	100%
Orion Engineered Carbons S.r.l. Italy, Ravenna, Italy	100%
Orion Engineered Carbons S.A.S. France, Ambès, France*	100%
Carbogal Engineered Carbons S.A. Portugal, Sines, Portugal*	100%
Orion Engineered Carbons France SAS; Berre-l'Etang; France	100%
Orion Engineered Carbons Co. Ltd., Bupyeong-gu, South Korea	100%
Orion Engineered Carbons sp. z o.o. Poland, Jaslo, Poland	100%
Norcarb Engineered Carbons AB Sweden, Malmö, Sweden	100%
Orion Engineered Carbons Ltda. Brazil, São Paulo, Brazil	100%
Orion Engineered Carbons Proprietary Limited South Africa, Port Elizabeth, South Africa	100%
Orion Engineered Carbons GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons KK Japan, Tokyo, Japan	100%
Orion Engineered Carbons Pte. Ltd., Singapore, Singapore	100%
Orion Engineered Carbons Trading Co. Ltd., Shanghai, China	100%
Orion Engineered Carbons Material Technology (Shanghai) Co., Ltd., Shanghai, China	100%
Orion Engineered Carbons Qingdao Co., Ltd., China	100%
CB International Services Company GmbH, Frankfurt am Main, Germany	100%

Associated entities
Kommanditgesellschaft Deutsche Gasrusswerke GmbH & Co., Dortmund, Germany	54%
Deutsche Gasrusswerke Gesellschaft mit beschränkter Haftung, Dortmund, Germany	50%
* in liquidation
Although Orion holds 54% of shares as at December 31, 2018 and 2017 in Kommanditgesellschaft Deutsche Gasrusswerke GmbH & Co., Dortmund, Germany (“DGW KG”), the terms and conditions of DGW KG's articles of association and other bylaws impede Orion from controlling DGW KG. Therefore DGW KG is recognized as a joint venture applying the equity method.